UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

APPLIED UV, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-4373308
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-239892

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the Common Stock, par value $0.0001 per share (the “Common Stock”) of Applied UV, Inc., a Delaware corporation (the “Registrant”).

A description of the Common Stock is set forth under the captions “Description of Securities” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-239892), filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2020, and declared effective by the Commission on August 28, 2020. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APPLIED UV, INC.

Date: August 28, 2020
	By:	/s/ Keyoumars Saeed
	Name:	Keyoumars Saeed
	Title:	Chief Executive Officer